UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2006

Tuesday Morning Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19658 (Commission File Number)	75-2398532 (IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2006, Kathleen Mason, on behalf of Tuesday Morning Corporation (the “Company”), entered into a letter agreement with Elizabeth Schroeder regarding the terms of her employment as Executive Vice President and Chief Financial Officer.  Pursuant to the letter agreement, Ms. Schroeder is entitled to a base salary of $11,458.34 paid semi-monthly on the 15th and the last day of the month and she will receive a $25,000 signing bonus payable on her first day of employment.  Ms. Schroeder will be eligible for a performance evaluation in March 2007 and at such time will be eligible to receive additional compensation in the form of base salary and/or bonus based on the Company’s performance.  Ms. Schroeder is also eligible to participate in all normal and standard benefits, offered to eligible employees of the Company, after published qualifying periods of employment.  In addition, Ms. Schroeder will receive a stock option grant of 150,000 shares of the Company’s stock that will vest daily over a five year period after a six-month cliff.  The letter agreement does not specify the term of Ms. Schroeder’s employment; however, in the event that the Company terminates Ms. Schroeder’s employment for any reason, other than cause, during the first 24 months of employment, the Company will continue to pay Ms. Schroeder’s salary and the employer portion of benefits for a period of 12 months.  This summary of the letter agreement with Ms. Schroeder does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the letter agreement, included as Exhibit 10.1 to this filing.  Exhibit 10.1 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 18, 2006, the Company announced that effective July 18, 2006, Elizabeth Schroeder will become the Company’s Executive Vice President and Chief Financial Officer.  Ms. Schroeder will succeed Michael J. Marchetti who has been serving as Acting Chief Financial Officer since the departure of Loren K. Jensen in May 2006.  Mr. Marchetti resigned his position as Acting Chief Financial Officer effective July 18, 2006.  Mr. Marchetti will maintain his current duties as Executive Vice President and Chief Operating Officer.  A copy of the Company’s press release dated July 18, 2006, announcing the appointment of Ms. Schroeder is attached hereto at Exhibit 99.1 and incorporated herein by reference.

Ms. Schroeder, age 41, was most recently Executive Vice President and Chief Financial Officer of Wyndham International, Inc. (“Wyndham”) from October 2004 until April 2006.  Ms. Schroeder joined Wyndham in August 1998 as vice president of financial reporting.  In May 2000, Ms. Schroeder was promoted to senior vice president, financial reporting with primary responsibility for Wyndham’s investor relations activities.  Prior to joining Wyndham, Ms. Schroeder was the corporate controller for American General Hospitality Corporation for five years.

Ms. Schroeder has entered into a letter agreement regarding the terms of her employment.  A description of the material terms of the letter agreement are contained in Item 1.01 above, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Exhibit Title
10.1	Letter Agreement dated July 18, 2006 from Kathleen Mason, on behalf of Tuesday Morning Corporation, to Elizabeth Schroeder
99.1	Press Release issued on July 18, 2006, announcing the appointment of the new Executive Vice President and Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION
Date: July 18, 2006	By:	/s/ Kathleen Mason
Kathleen Mason President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Letter Agreement dated July 18, 2006 from Kathleen Mason, on behalf of Tuesday Morning Corporation, to Elizabeth Schroeder
99.1	Press Release issued on July 18, 2006, announcing the appointment of the new Executive Vice President and Chief Financial Officer